WELLS FARGO BANK                                         SUBORDINATION AGREEMENT
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THIS AGREEMENT, dated as of October 11, 2000, is entered into by and among
HAUSER, INC. ("Borrower"), ZATPACK INC. ("Creditor"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

A. Borrower is indebted to Creditor, and Borrower proposes to obtain credit or has obtained credit from Bank; and

B. Bank has indicated that it will extend or continue credit to Borrower if certain conditions are met, including without limitation, the requirement that Creditor execute this Agreement.

NOW, THEREFORE, as an inducement to Bank to extend or continue credit and for other valuable consideration, the parties hereto agree as follows:

         1. INDEBTEDNESS SUBORDINATED. Creditor subordinates all Indebtedness now or at any time hereafter owing from Borrower to Creditor (including without limitation, interest thereon which may accrue subsequent to Borrower becoming subject to any state or federal debtor-relief statute) ("Junior Debt") to all Indebtedness now or at any time hereafter owing from Borrower to Bank ("Senior Debt") pursuant to that certain Credit Agreement, dated as of June 11, 1999, among the Bank, Borrowers, Botanicals International Extracts, Inc. (f/k/a Zuellig Botanical Extracts, Inc.), Wilcox Natural Products, Inc. (f/k/a Wilcox Drug Company, Inc.), ZetaPharm, Inc., and Shuster Laboratories, Inc. , as amended by that certain Waiver and Amendment to Credit Agreement, dated October 29, 1999, and that certain Waiver and Amendment No. 2 to the Credit Agreement, dated October 11, 2000 (the "Credit Agreement"). Creditor irrevocably consents and directs that all Senior Debt shall be paid in full prior to Borrower making any payment on any Junior Debt. Creditor will, and Bank is authorized in the name of Creditor from time to time to, execute and file such financing statements and other documents as Bank may require in order to give notice to other persons and entities of the terms and provisions of this Agreement. Unless otherwise permitted hereunder, prior to payment in full of the Senior Debt, Creditor will not take any action or initiate any proceedings, judicial or otherwise, to enforce Creditor's rights or remedies with respect to any Junior Debt (other than filing a proof of claim, defensive actions or compulsory counterclaims (i.e. counterclaims which if not asserted by Creditor may not be brought at a later time)), including without limitation, any action to enforce remedies with respect to any collateral securing any Junior Debt or to obtain any judgment or prejudgment remedy against Borrower or any such collateral. Notwithstanding the foregoing, Creditor may take any such action or initiate any such proceedings, judicial or otherwise, to enforce Creditor's rights or remedies with respect to any Junior Debt, including without limitation, any action to enforce remedies with respect to any collateral securing any Junior Debt or to obtain any judgment or prejudgment remedy against Borrower or any such collateral at any time after (i) 150 days after the Senior Debt has become due and the Bank or its successor has taken action to enforce payment thereof,
(ii) 150 days after the Bank or its successor has accelerated the Senior Debt pursuant to the terms of the Credit Agreement or (iii) 90 days after a Bankruptcy Event has occurred. For purposes hereof, a "Bankruptcy Event" shall mean any event described in (h) or (i) of Article VII of the Credit Agreement.

         2. INDEBTEDNESS DEFINED. The word "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Borrower heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly with others, including without limitation, obligations and liabilities arising from notes, repurchase agreements and trust receipts.

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         3. RESTRICTION OF PAYMENT OF JUNIOR DEBT; DISPOSITION OF PAYMENTS
RECEIVED BY CREDITOR. Borrower will not make, and Creditor will not accept or receive, any payment or benefit in cash or otherwise, directly or indirectly, on account of principal, interest or any other amounts owing on any Junior Debt prior to the payment in full of the Senior Debt. If any such payment is made in violation of this Paragraph, Creditor shall promptly deliver the same to Bank in the form received, with any endorsement or assignment necessary for the transfer of such payment from Creditor to Bank, to be either (in Bank's sole discretion) held as cash collateral securing the Senior Debt or applied in reduction of the Senior Debt in such order as Bank shall determine, and until so delivered, Creditor shall hold such payment in trust for and on behalf of, and as the property of, Bank. For purposes hereof, the Senior Debt shall be deemed to be 'paid in full' when (i) all outstanding Senior Debt has been paid in full, (ii) the Bank has no further obligation to extend any credit to Borrower pursuant to the Credit Agreement and (iii) all letters of credit outstanding under the Credit Agreement have been terminated.

         4. DISPOSITION OF EVIDENCE OF INDEBTEDNESS. If there is any existing promissory note or other evidence of any Junior Debt, or if any promissory note or other evidence of Indebtedness is executed at any time hereafter with respect thereto, then Borrower and Creditor will mark the same with a legend stating that it is subject to this Agreement, and if asked to do so, will deliver a copy of the same to Bank. Creditor shall not, without Bank's prior written consent, assign, transfer, hypothecate or otherwise dispose of any claim it now has or may at any time hereafter have against Borrower at any time that any Senior Debt remains outstanding and/or Bank remains committed to extend any credit to Borrower under the Credit Agreement.

         5. AGREEMENT TO BE CONTINUING; APPLIES TO BORROWER'S EXISTING INDEBTEDNESS AND ANY INDEBTEDNESS HEREAFTER ARISING. This Agreement shall be a continuing agreement and, for so long as any Indebtedness of Borrower to Bank shall exist pursuant to the Credit Agreement, shall apply to any and all Indebtedness of Borrower to Bank now existing or hereafter arising pursuant to the Credit Agreement and any and all Indebtedness of Borrower to Creditor now existing or hereafter arising.

         6. TERMINATION BY CREDITOR. Creditor may, to the extent provided herein, terminate this Agreement by delivering written notice to Bank. Any such notice must be sent to Bank by registered U.S. mail, postage prepaid, addressed to Wells Fargo Bank, National Association, c/o Wells Fargo Bank, N.A., 333 South Grand Avenue, 9th Floor, Los Angeles California 90071, Attention; Art Brokx (Telecopy No. (213) 253-5913), with a copy to G. Carla Axelrod Wells Fargo Bank, National Association, 333 South Grand Avenue, 10th Floor, Los Angeles California 90071 (Telecopy No. (213) 628-9918), or at such other address as Bank shall from time to time designate. If such notice is received by Bank, this Agreement shall terminate as of the date of receipt, except that the obligations of Creditor and the rights of Bank hereunder shall continue with respect to all Senior Debt which existed at the time of Bank's receipt of such notice, or thereafter arose pursuant to any agreement to extend credit by which Bank is bound at the time of its receipt of such notice, and any extensions, renewals or modifications of any such then existing or committed Senior Debt, including without limitation, modifications to the amount of principal or interest payable on any Senior Debt and the release of any security for or any guarantors of all or any portion of any Senior Debt.

         7. INFORMATION. Creditor has established adequate, independent means of obtaining from Borrower on a continuing basis financial and other information pertaining to Borrower's financial condition. Creditor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Creditor's risks hereunder, and Creditor agrees that Bank shall have no obligation to disclose to Creditor information or material about Borrower which is acquired by Bank in any manner. Bank may, at Bank's sole option and without obligation to do so, disclose to Creditor any information or material relating to Borrower which is acquired by Bank by any means, and Borrower hereby agrees to and authorizes any such disclosure by Bank.

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         8. TRANSFER OF ASSETS OR REORGANIZATION OF BORROWER. If any petition is filed or any proceeding is instituted by or against Borrower under any provisions of the Bankruptcy Reform Act, Title 11 of the United States Code, or any other or similar law relating to bankruptcy, insolvency, reorganization or other relief for debtors, or generally affecting creditors' rights, or seeking the appointment of a receiver, trustee, custodian or liquidator of or for Borrower or any of its assets, any payment or distribution of any of Borrower's assets other than Permitted Securities (as hereinafter defined), whether in cash, securities or any other property, which would be payable or deliverable with respect to any Junior Debt, shall be paid or delivered to Bank until all Senior Debt is paid in full. For purposes hereof, "Permitted Securities" means
(a) debt securities of the Borrower as reorganized or readjusted, or debt securities of the Borrower (or any other company, trust or organization provided for by a plan of reorganization or readjustment succeeding to the assets and liabilities of the Borrower), that, in each case, are subordinated, to at least the same extent as the Junior Debt, to the payment of all Senior Debt that will be outstanding after giving effect to such reorganization or readjustment or (b) shares of stock of the Borrower as reorganized or readjusted pursuant to a reorganization or readjustment.

         9. OTHER AGREEMENTS; NO THIRD PARTY BENEFICIARIES. Bank shall have no direct or indirect obligations to Creditor of any kind with respect to the manner or time in which Bank exercises (or refrains from exercising) any of its rights or remedies with respect to the Senior Debt, Borrower or any of Borrower's assets. Creditor understands that there may be various agreements between Bank and Borrower evidencing and governing the Senior Debt, and Creditor acknowledges and agrees that such agreements are not intended to confer any benefits on Creditor. Creditor further acknowledges that Bank may administer the Senior Debt and any of Bank's agreements with Borrower in any way Bank deems appropriate, without regard to Creditor or the Junior Debt. Creditor waives any right Creditor might otherwise have to require a marshalling of any security held by Bank for all or any part of the Senior Debt or to direct or affect the manner or timing with which Bank enforces any of its security. Nothing in this Agreement shall impair or adversely affect any right, privilege, power or remedy of Bank with respect to the Senior Debt, Borrower or any assets of Borrower, including without limitation, Bank's right to: (a) waive, release or subordinate any of Bank's security or rights; (b) waive or ignore any defaults by Borrower; and/or (c) upon ten days prior written notice to the Creditor, restructure, renew, modify or supplement the Senior Debt, or any portion thereof, or any agreement with Borrower relating to any Senior Debt. All rights, privileges, powers and remedies of Bank may be exercised from time to time by Bank without notice to or consent of Creditor.

         10. BREACH OF AGREEMENT BY BORROWER OR CREDITOR. In the event of any breach of this Agreement by Borrower or Creditor, then and at any time thereafter Bank shall have the right to declare immediately due and payable all or any portion of the Senior Debt without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower and Creditor. No delay, failure or discontinuance of Bank in exercising any right, privilege, power or remedy hereunder shall be deemed a waiver of such right, privilege, power or remedy; nor shall any single or partial exercise of any such right, privilege, power or remedy preclude, waive or otherwise affect the further exercise thereof or the exercise of any other right, privilege, power or remedy. Any waiver, permit, consent or approval of any kind by Bank with respect to this Agreement must be in writing and shall be effective only to the extent set forth in such writing.

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         11. MISCELLANEOUS. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties. If this Agreement is executed by more than one Creditor, it shall bind them jointly and severally. All words used herein in the singular shall be deemed to have been used in the plural where the context so requires.

         12. REPRESENTATIONS BY BORROWER AND CREDITOR. Borrower and Creditor warrant and represent that payment of the Junior Debt has not been heretofore subordinated to any other creditor of Borrower.

         13. LIQUIDATED DAMAGES. Inasmuch as the actual damages which could result from a breach by Creditor of its duties under Paragraph 3 hereof are uncertain and would be impractical or extremely difficult to fix, Creditor shall pay to Bank, in the event of any such breach by Creditor, as liquidated and agreed damages, and not as a penalty, all sums received by Creditor in violation of this Agreement on account of the Junior Debt, which sums represent a reasonable endeavor to estimate a fair compensation for the foreseeable losses that might result from such a breach.

         14. COSTS, EXPENSES AND ATTORNEYS' FEES. If any party hereto institutes any judicial or administrative action or proceeding to enforce any provisions of this Agreement, or alleging any breach of any provision hereof or seeking damages or any other judicial or administrative remedy, the losing party or parties shall pay to the prevailing party or parties all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of such prevailing party's in-house counsel), expended or incurred by the prevailing party or parties in connection therewith, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Borrower, Creditor or any other person or entity.

         15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         16. ARBITRATION.

         16.1 ARBITRATION. Upon the demand of any party, any Dispute shall be resolved by binding arbitration in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, this Agreement and each other document, contract and instrument required hereby or now or hereafter delivered to Bank in connection herewith (collectively, the "Documents"), or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

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         16.2   GOVERNING RULES. Arbitration proceedings shall be
                administered by the American Arbitration Association
                ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal
                Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Documents. The arbitration shall be conducted at a location in California selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C.'91 or any similar applicable state law.

         16.3 NO WAIVER; PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

         16.4 ARBITRATOR QUALIFICATIONS AND POWERS; AWARDS. Arbitrators must be active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive law applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of California, (ii) may grant any remedy or relief that a court of the state of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

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         16.5   REAL PROPERTY COLLATERAL; JUDICIAL REFERENCE.
                Notwithstanding anything herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such Dispute is not submitted to arbitration, the Dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA's selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

         16.6 MISCELLANEOUS. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Documents or any relationship between the parties.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                                             "BORROWER"

                                      HAUSER, INC.


                                      By:          /S/ VOLKER WYPYSZYK
                                               -----------------------
                                               Name:
                                               Title:




                                                             "LENDER"

                                      WELLS FARGO,
                                      NATIONAL ASSOCIATION


                                      By:          /S/ ART BROKX
                                               -----------------------
                                               Name: Art Brokx
                                               Title:  VP

                                                             "CREDITOR"


                                      Zatpack Inc.


                                      By:          /S/ HARVEY L. SPERRY
                                               ------------------------
                                               Name:  Harvey L. Sperry
                                               Title: Director



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